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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-214244 and No. 333-217898 on Form S-8 and No. 333-221266 on Form S-3 of our report dated March 14, 2018, relating to the financial statements of Ra Pharmaceuticals, Inc. appearing in this Annual Report on Form 10-K of Ra Pharmaceuticals, Inc. for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 14, 2018

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  Exhibit 23.1